Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. XXX-XXXXX) pertaining to the 2008 Equity Incentive Plan of Standard Pacific Corp. of our reports dated February 28, 2008, with respect to the consolidated financial statements and schedules of Standard Pacific Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2007, and the effectiveness of internal control over financial reporting of Standard Pacific Corp. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Irvine, California

June 12, 2008